As filed with the Securities and Exchange Commission on February 13, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

HILL-ROM HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Indiana	35-1160484
(State or other jurisdiction	(I.R.S. Employer
of incorporation or organization)	Identification No.)

1069 State Route 46 East
Batesville, Indiana	47006
(Address of Principal Executive Offices)	(Zip Code)

HILL-ROM HOLDINGS, INC. EMPLOYEE STOCK PURCHASE PLAN
(Full title of the plan)

Patrick D. de Maynadier
Senior Vice President, General Counsel and Secretary
Hill-Rom Holdings, Inc.
1069 State Route 46 East
Batesville, Indiana 47006
(Name and address of agent for service)
(812) 931-2304
(Telephone number, including area code, of agent for service)

     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)
CALCULATION OF REGISTRATION FEE

Title of Each Class		Proposed Maximum	Proposed Maximum	Amount of
of Securities	Amount to be	Offering Price	Aggregate Offering	Registration
to be Registered	Registered (1)	Per Share (2)	Price	Fee
Common Stock, no par value	1,000,000 shares	$12.515	$12,515,000	$491.84

(1)	Pursuant to Rule 416 under the Securities Act of 1933, this Registration Statement also covers an indeterminate number of additional shares as may become issuable under the plan pursuant to the anti-dilution provisions therein.

(2)	Estimated pursuant to Rule 457(c) and Rule 457(h) solely for the purpose of computing the registration fee and based upon the average of the high and low sales prices of the common stock reported on the New York Stock Exchange on February 11, 2009.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
     Note: The document(s) containing the plan information required by Item 1 of Form S-8 and the statement of availability of registrant information and any other information required by Item 2 of Form S-8 will be sent or given to participants as specified by Rule 428 under the Securities Act. In accordance with Rule 428 and the requirements of Part I of Form S-8, such documents are not being filed with the Securities and Exchange Commission (the “Commission”) either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. The registrant will maintain a file of such documents in accordance with the provisions of Rule 428. Upon request, the registrant will furnish to the Commission or its staff a copy or copies of all of the documents included in such file.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
Item 3. Incorporation of Documents by Reference.
     The following documents filed by the registrant with the Commission (SEC File No. 1-6651) pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), are incorporated by reference into this Registration Statement:
1.	the registrant’s Annual Report on Form 10-K for the fiscal year ended September 30, 2008;

2.	the registrant’s Quarterly Report on Form 10-Q for the quarterly period ended December 31, 2008;

3.	the registrant’s Current Reports on Form 8-K filed with the Commission October 2, 2008, October 6, 2008, December 5, 2008 and January 16, 2009; and

4.	the description of the registrant’s common stock contained in Form 8-A filed with the Commission on May 17, 1971.
     All documents filed by the registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after this Registration Statement and prior to the filing of a post-effective amendment hereto which indicates that all securities offered have been sold or which deregisters all such securities then remaining unsold (other than information that is furnished rather than filed in accordance with Commission rules) will be deemed to be incorporated herein by reference and to be a part hereof from the date of filing such documents.
     Any statement contained herein or in any document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed to constitute a part of this Registration Statement, except as so modified or superseded.
Item 4. Description of Securities.
     Not applicable.
Item 5. Interests of Named Experts and Counsel.
     Not applicable.
Item 6. Indemnification of Directors and Officers.
     Chapter 37 of the Indiana Business Corporation Law (the “IBCL”) authorizes every Indiana corporation to indemnify its officers and directors under certain circumstances against liability incurred in connection with proceedings to which the officers or directors are made a party by reason of their relationship to the corporation. Officers and directors may be indemnified where they have acted in good faith; in the case of official action, the conduct was in the corporation’s best interests and in all other cases, the action taken was not against the interests of the corporation; and in the case of criminal proceedings the action was lawful or there was no reason or cause to believe the action was unlawful. Chapter 37 also requires every Indiana corporation to indemnify any of its officers or directors (unless limited by the articles of incorporation of the corporation) who were wholly successful, on the merits or otherwise, in the defense of any such proceeding against reasonable expenses incurred in connection with the proceeding. A corporation may also, under certain circumstances, pay for or reimburse the reasonable expenses incurred by an officer or director who is a party to a proceeding in advance of final disposition of the proceeding. Chapter 37 states that the indemnification provided for therein is not exclusive of any other rights to which a person may be entitled under, the articles of incorporation, by-laws or resolutions of the board of directors or shareholders.
     The registrant’s articles of incorporation and by-laws generally obligate the Registrant to indemnify its directors and officers to the full extent permitted by the IBCL and to advance expenses incurred by its directors and officers in the defense of certain claims.
     The registrant has entered into indemnification agreements with its directors and certain of its officers. Generally, these indemnification agreements will obligate the registrant to indemnify each director and each such officer to the full extent permitted by the laws of the State of Indiana. Indemnification will be required against judgments, fines, amounts paid in settlement and reasonable expenses, including attorneys’ fees, actually and necessarily incurred in connection with the defense or settlement of a claim, made against the director or officer by reason of his or her service in such role for the registrant. Indemnification is not available in certain circumstances, including where a court determines that the director or officer derived an improper personal benefit, where a court determines that indemnification is not lawful under any applicable statute or public policy or in connection with any proceeding initiated by the officer or director unless required by law, authorized by the registrant’s board of directors or related to enforcement of the indemnification agreement.
     The registrant also maintains policies that insure its directors and officers and those of its subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on the registrant’s behalf, may also pay amounts for which the registrant has granted indemnification to the directors or officers.
Item 7. Exemption from Registration Claimed.
     Not applicable.
Item 8. Exhibits.
     Unless otherwise indicated below as being incorporated by reference to another filing of the registrant with the Commission, each of the following exhibits is filed herewith:

Exhibit
Number	Description

5.1	Validity Opinion of Barnes & Thornburg LLP

23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

Exhibit
Number	Description

24.1	Powers of Attorney (set forth on the signature pages hereto)

99.1	Hill-Rom Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix I to the registrant’s definitive Proxy Statement on Schedule 14A filed on January 7, 2009)
Item 9. Undertakings.
(a)	The undersigned registrant hereby undertakes:
          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
          (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;
     (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of a prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
     (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.
     (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
     (4) That, for purposes of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

     The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
          (i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;
          (ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;
          (iii) That portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and
          (iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
     (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
     (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Batesville, State of Indiana, on the 13th day of February, 2009.

HILL-ROM HOLDINGS, INC. (Registrant)
By:	/s/ Patrick D. de Maynadier
Name:	Patrick D. de Maynadier
Title:	Senior Vice President, General Counsel and Secretary

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that the individuals whose signatures appears below hereby constitute and appoint Patrick D. de Maynadier, Gregory N. Miller and Richard G. Keller, and each of them, his or her true and lawful attorney-in-fact and agents, with full and several power of substitution and resubstitution, for him or her in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and all other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on February 13, 2009.

Signature	Title

/s/ Peter H. Soderberg Peter H. Soderberg	President, Chief Executive Officer and Director (Principal Executive Officer)

/s/ Gregory N. Miller Gregory N. Miller	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ Richard G. Keller Richard G. Keller	Chief Accounting Officer (Principal Accounting Officer)

/s/ Rolf A. Classon Rolf A. Classon	Chairman of the Board of Directors

Signature	Title

/s/ Charles E. Golden Charles E. Golden	Director

/s/ W August Hillenbrand W August Hillenbrand	Director

/s/ Ronald A. Malone Ronald A. Malone	Director

/s/ Eduardo R. Menascé Eduardo R. Menascé	Director

/s/ Patrick T. Ryan Patrick T. Ryan	Director

/s/ Joanne C. Smith Joanne C. Smith	Director

INDEX TO EXHIBITS

Exhibit
Number	Description

5.1	Validity Opinion of Barnes & Thornburg LLP

23.1	Consent of Barnes & Thornburg LLP (included in Exhibit 5.1)

23.2	Consent of PricewaterhouseCoopers LLP

24.1	Powers of Attorney (set forth on the signature pages hereto)

99.1	Hill-Rom Holdings, Inc. Employee Stock Purchase Plan (incorporated by reference to Appendix I to the registrant’s definitive Proxy Statement on Schedule 14A filed on January 7, 2009)